Calculation of Filing Fee Tables
S-3
Invesco Mortgage Capital Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(a)	40,000,000	$ 8.665	$ 346,600,000.00	0.0001381	$ 47,865.46
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 346,600,000.00		$ 47,865.46
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 47,865.46
			Net Fee Due:						$ 0.00
Offering Note
[1]	The Registrant previously registered securities having an aggregate offering price of up to $650,000,000 pursuant to a Registration Statement on Form S-3 (Registration No. 333-283034) (the "Prior Registration Statement"), filed with the Securities and Exchange Commission on November 6, 2024 and declared effective on December 4, 2024. The value sold under the Prior Registration Statement was $173,118,567.46. Pursuant to Rule 457(p), $73,010.55 of the registration fee previously paid in connection with the Prior Registration Statement remains available to be applied to the fees payable in connection with offerings under the Current Registration Statement, $47,865.46 of which shall be applied to the fee due in connection with this offering. The Prior Registration Statement included equity, debt and other securities, including Common Stock, par value $0.01 per share, Preferred Stock, par value $0.01 per share, Depositary Shares, Debt Securities, Warrants, Rights and Units.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Invesco Mortgage Capital Inc.	S-3	333-283034	11/06/2024		$ 47,865.46	Unallocated (Universal) Shelf			$ 476,881,432.54
Fee Offset Sources	3	Invesco Mortgage Capital Inc.	S-3	333-283034		11/06/2024						$ 73,010.55
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered securities having an aggregate offering price of up to $650,000,000 pursuant to a Registration Statement on Form S-3 (Registration No. 333-283034) (the "Prior Registration Statement"), filed with the Securities and Exchange Commission on November 6, 2024 and declared effective on December 4, 2024. The value sold under the Prior Registration Statement was $173,118,567.46. Pursuant to Rule 457(p), $73,010.55 of the registration fee previously paid in connection with the Prior Registration Statement remains available to be applied to the fees payable in connection with offerings under the Current Registration Statement, $47,865.46 of which shall be applied to the fee due in connection with this offering. The Prior Registration Statement included equity, debt and other securities, including Common Stock, par value $0.01 per share, Preferred Stock, par value $0.01 per share, Depositary Shares, Debt Securities, Warrants, Rights and Units.

Offset Note
[2]	The Registrant previously registered securities having an aggregate offering price of up to $650,000,000 pursuant to a Registration Statement on Form S-3 (Registration No. 333-283034) (the "Prior Registration Statement"), filed with the Securities and Exchange Commission on November 6, 2024 and declared effective on December 4, 2024. The value sold under the Prior Registration Statement was $173,118,567.46. Pursuant to Rule 457(p), $73,010.55 of the registration fee previously paid in connection with the Prior Registration Statement remains available to be applied to the fees payable in connection with offerings under the Current Registration Statement, $47,865.46 of which shall be applied to the fee due in connection with this offering. The Prior Registration Statement included equity, debt and other securities, including Common Stock, par value $0.01 per share, Preferred Stock, par value $0.01 per share, Depositary Shares, Debt Securities, Warrants, Rights and Units.

[3]	The Registrant previously registered securities having an aggregate offering price of up to $650,000,000 pursuant to the Prior Registration Statement filed with the Securities and Exchange Commission on November 6, 2024 and declared effective on December 4, 2024. The value sold under the Prior Registration Statement was $173,118,567.46. Pursuant to Rule 457(p), $73,010.55 of the registration fee previously paid in connection with the Prior Registration Statement remains available to be applied to the fees payable in connection with offerings under the Current Registration Statement, $47,865.46 of which shall be applied to the fee due in connection with this offering. The Registrant has completed the offering that included the unsold securities under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $346,600,000.00. The prospectus is a final prospectus for the related offering.